Exhibit 10.15

EXECUTIVE RESTRICTED STOCK AGREEMENT
Western Alliance Bancorporation (the "Company") has granted to the Participant (or "you") named in the Notice of Grant of Restricted Stock (the "Grant Notice") to which this Executive Restricted Stock Agreement (the "Agreement") is attached an Award consisting of Restricted Stock subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the Western Alliance Bancorporation 2005 Stock Incentive Plan (the "Plan"), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan (the "Plan Prospectus") in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Grant Notice, this Agreement or the Plan.
1.    Definitions and Construction.
1.1.    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
(a)     "Competing Line of Business" means a business that involves a product or service offered by anyone other than the Company that would replace or compete with any product or service offered or to be offered by the Company with which Participant had involvement or substantial knowledge while employed by the Company (unless the Company and its subsidiaries are no longer engaged in or planning to engage in that line of business).
(b)     "Plan Administrator" shall mean the Compensation Committee of the Board.
(c)     "Qualified Retirement" means a voluntary resignation of an individual who is (i) at least sixty (60) years old, (ii) has provided at least ten (10) years of Service, and (iii) does not take a job with another financial services company or participate in a Competing Line of Business with the Company during the vesting period.
1.2.    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term or is not intended to be exclusive, unless the context clearly requires otherwise.
2.    Administration.
All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Plan Administrator. All determinations by the Plan Administrator shall be final and binding upon all persons having an interest in the Award. Any officer of the company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided that such officer has apparent authority with respect to such matter, right, obligation, or election.
3.    The Award.
3.1.    Grant of Restricted Stock. This grant is an award of Stock in the Number of Restricted Shares set forth on the Grant Notice, subject to the vesting conditions described below ("Restricted Stock").
3.2.    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Restricted Stock, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company (or any Affiliate) or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company (or any Affiliate) or for its benefit having a value not less than the par value of the shares of Stock.

4.    Issuance and Vesting.
4.1.    In General. On the Grant Date, the Participant will acquire and the Company will issue in the Participant’s name, subject to the provisions of this Agreement, the Restricted Stock.
4.2.    Time of Vesting. Except as provided below, shares of Restricted Stock shall become Vested Shares to the extent and on each applicable date (each a "Vesting Date") as provided in the Grant Notice. If, however, any such Vesting Date occurs during a period in which Participant is (i) subject to a lock-up agreement restricting his/her ability to sell shares of Stock in the open market or (ii) restricted from selling shares of Stock in the open market because he/she is not then eligible to sell under the Company’s insider trading or similar plan as then in effect (whether because a trading window is not open or Participant is otherwise restricted from trading), vesting in such shares of Stock will be delayed until the first date (which shall the be treated as the applicable Vesting Date) on which Participant is no longer prohibited from selling shares of Stock due to a lock-up agreement or insider trading plan restriction provided that Participant has been continuously in Service to the Company or an Affiliate from the Grant Date until such delayed Vesting Date.
4.3.    Effect of Death, Termination Due to Disability or Qualified Retirement. In the event of the death, termination of Service due to Disability, or Qualified Retirement of the Participant prior to any Vesting Date, outstanding shares of Restricted Stock become Vested Shares on such Vesting Date if Participant continues to satisfy the definition of Disability and Qualified Retirement on each Vesting Date. If Participant does not satisfy the definition of Disability or Qualified Retirement at any point during the vesting period, Participant’s Service shall be terminated and all unvested shares of Restricted Stock shall be forfeited as provided below.
5.    Termination of Service; Forfeiture of Unvested Restricted Stock.
Unless specifically provided above, in the event that Participant’s Service terminates prior to any Vesting Date for any reason or no reason, with or without cause, Participant shall forfeit and the Company shall automatically reacquire all shares of Restricted Stock subject to this Award which are not then Vested Shares.
6.    Tax Withholding.
6.1.    In General. At the time the Grant Notice is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax and withholding obligations of the Company, if any, which arise in connection with the Award or the vesting of shares arising from this grant.
6.2.    Withholding in Shares. Subject to applicable law, the Company shall require the Participant to satisfy its tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant upon the Vesting Date of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.
7.    Section 83(b) Election.
Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include the forfeiture as to unvested Stock described above. Participant may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. Participant will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by Participant (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.
YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

8.    Adjustments for Changes in Capital Structure.
In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Participant’s Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.
9.    Book-Entry Shares.
Unless you are notified otherwise, the Company will use the book-entry method of recording share issuance. Notwithstanding the foregoing, in lieu of the using the book-entry method, the Company may issue certificates under this Agreement and hold the share certificates in escrow until the applicable Vesting Date.
10.    Legends.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Restricted Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
11.    Rights as a Stockholder or Employee.
11.1.    Stockholder Rights. Participant has the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions Participant receives as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.
11.2.    Retention Rights. If the Participant is an Employee, the Participant understands and acknowledges that the Participant’s employment is at will and for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in Service or interferes in any way with any right of the Company or any Affiliate to terminate the Participant’s Service at any time.
12.    Trade Secrets, Confidential Information & Non-Solicitation.
12.1.    Use of Trade Secrets and Confidential Information. During the course of your Service you will acquire, knowledge of the Company’s Trade Secrets (as defined below) and other proprietary information relating to its business, business methods, personnel, customers, and clients (collectively referenced as "Confidential Information"). You agree that Confidential Information of the Company is to be used by you solely and exclusively for the purpose of conducting business on behalf of the Company. You shall keep such Confidential Information confidential and not divulge, use or disclose this information except for that purpose. If you resign or are terminated from Service for any reason, you shall immediately return to the Company all Records and Confidential Information, including information maintained by you in your office, personal electronic devices, and/or at home. Confidential Information also includes any organizational information or staffing information learned in connection with your Service to the Company, and you shall not (i) share such information with any recruiters or any other employers, either during or subsequent to your Service to the Company, or (ii) use or permit use of such as a means to recruit or solicit any Company Employee (as defined below) away from the Company.
"Trade Secrets" are defined as information, including but not limited to, a formula, pattern, compilation, program, device, method, technique, or process, that: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Company’s Trade Secrets include, but are not limited to, the following:
(a)    the names, address, and contact information of the Company’s customers or clients and prospective customers and clients, as well as any other personal or financial information relating to any customer, client, or prospect, including, without limitation, account numbers, balances, portfolios, maturity and/or expiration or renewal dates, loans, policies, investment activities, purchasing practices, financial plans, insurance, annuity policies and objectives;

(b)    any information concerning the Company’s operations, including without limitation, information related to its methods, services, pricing, costs, margins and mark-ups, finances, practices, strategies, business plans, agreements, decision-making, systems, technology, policies, procedures, marketing, sales, techniques, agent information and processes;
(c)    any other proprietary and/or confidential information relating to the Company’s customers, clients, employees, products, services, sales, technologies, or business affairs.
Records of the Company also constitute Confidential Information. Your obligation to maintain the confidentiality of the Company’s Records continues at all times during and after your Service to the Company. "Records" include, but are not limited to, original, duplicated, computerized, memorized, handwritten or any other form of information, whether contained in materials provided to you by the Company, or by any institution acquired by the Company, or compiled by you or others in any form or manner including information in documents or electronic devices, such as software, flowcharts, graphs, spreadsheets, resource manuals, videotapes, calendars, day timers, planners, rolodexes, or telephone directories maintained in personal computers, laptop computers, personal digital assistants or any other devices. Records do not become any less confidential or proprietary to the Company because you may commit some of them to memory or because you may otherwise maintain them outside of the Company’s offices.
12.2.    Non-Solicitation. In consideration of the Company entering into this Agreement with you, and due to your access to certain of the Company’s Trade Secrets and confidential and proprietary information that could cause irreparable harm to the Company in the event of an unauthorized disclosure, you agree to abide by the following protective covenants set forth below:
(a)    No Solicitation of Clients, Customers, or Prospective Clients or Customers. During your employment with the Company and for a period of twelve (12) months following your resignation or the termination of your employment for any reason, you shall not (in person or through assistance to others) solicit, participate in, or promote the solicitation of or communication with, any clients, customers, or prospective clients or customer of the Company in association with or pursuit of a Competing Line of Business (as defined below) if you either had business-related contact with that client, customer, or prospective client or customer or received Confidential Information about that client, customer or prospective client or customer in the last two years of your employment at the Company; provided that, if you are a resident of the state of California and subject to the laws of the state of California, the restriction in this paragraph will apply only to solicitations or communications made with the assistance of the Company’s Confidential Information or Trade Secrets
(b)    No Solicitation of the Company Employees. During your employment with the Company and for a period of twelve (12) months following your resignation or the termination of your employment for any reason, you will not (in person or through assistance to others) participate in soliciting, recruiting, or communicating with a Company Employee for the purpose of persuading or helping the Company Employee to end or reduce his or her employment or other relationship with the Company if you either worked with that the Company Employee or received Confidential Information or Trade Secrets about that Company Employee in the last two years of your employment with the Company.
As used in this section, a reference to the "Company" shall include Western Alliance Bancorporation and its affiliates. "Company Employee" means an individual employed by or retained as a consultant or contractor to the Company.
This section is not intended to limit the Company’s right to prevent misappropriation of its Confidential Information, Records, or Trade Secrets beyond the twelve month period.
13.    Miscellaneous Provisions.
13.1.    Termination or Amendment. The Plan Administrator may terminate or amend the Plan or this Agreement at any time; provided, however, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A of the Code. No amendment or addition to this Agreement shall be effective unless in writing.
13.2.    Nontransferability of the Award. To the extent not yet vested, neither this Award nor any Restricted Stock subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
13.3.    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.4.    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
13.5.    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or an Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)    Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)    Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 13.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).
13.6.    Integrated Agreement. The Grant Notice, this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.
13.7.    Applicable Law. This Agreement shall be governed by the laws of the State of Arizona as such laws are applied to agreements between Arizona residents entered into and to be performed entirely within the State of Arizona.
13.8.    Counterparts. The Grant Notice may be executed in counterparts, each of which is deemed an original, but all of which together constitute one and the same instrument.

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.     The name, address and social security number of the undersigned:
Name:_______________________________________________
Address:_____________________________________________
Social Security No. :____________________________________
2.     Description of property with respect to which the election is being made:
_____________ shares of common stock, par value $.0001 per share, Western Alliance Corporation, a Delaware corporation, (the “Company”).
3.     The date on which the property was transferred is ____________ __, 20__.
4.     The taxable year to which this election relates is calendar year 20__.
5.     Nature of restrictions to which the property is subject:
The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6.	The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.
7.    The amount paid by taxpayer for the property was $__________.
8.    A copy of this statement has been furnished to the Company.

Dated: _____________, 20__
_______________________________________
Taxpayer’s Signature
_______________________________________
Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)
Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election. The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

1.	You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

2.	At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3.	You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.